Exhibit 99.1

SPHERIX ANNOUNCES PRICING OF PUBLIC OFFERING

BETHESDA, MD, December 2, 2015 /PRNewswire/ — Spherix Incorporated (Nasdaq: SPEX) — an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that it has priced a registered direct public offering for gross proceeds of $4.0 million (excluding the exercise of any Warrants issued in the offering), before deducting placement agent's fees and estimated offering expenses. In connection with this offering, the Company entered into definitive agreements with investors to sell an aggregate of 20 million Class A Units (consisting of one share of our common stock, par value $.0001 per share ("Common Stock"), a Series A Warrant (exercisable for cash a period of six months) to purchase one share of our common stock at an exercise price equal to the public offering price of the Class A Units, (“Series A Warrant”), and a Series B Warrant (exercisable for cash for a period of sixty months) to purchase 0.80 of a share of our common stock at an exercise price equal 125% of the public offering price of the Class A Units, (“Series B Warrant”)). Included in the sale were Class B Units issuable to those investors whose purchase of Class A Units in this offering would otherwise result in such investor beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing more Class A Units, to purchase Class B Units. Each Class B Unit consists of one share of our Class K Convertible Preferred Stock (“Series K Preferred”), convertible into shares of our Common Stock at the public offering price of the Class A Units.

The securities described above were offered by Spherix pursuant to a registration statement on Form S-1 previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on December 1, 2015, and a registration statement filed pursuant to Rule 462(b) which became automatically effective on December 2, 2015. The closing of this offering is expected to occur on or about December 7, 2015, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, acted as the exclusive placement agent in this offering.

When filed with the SEC, copies of the final prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov, or from H.C. Wainwright & Co., LLC by contacting by telephone at (212) 356-0530 or by e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spherix

Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Spherix has acquired over 100 patents from Rockstar Consortium Inc., and several hundred patents issued to Harris Corporation, covering a variety of methods and components involved in switching, routing, networking, optical and telephone technologies, as well as in the wireless communications and telecommunication sectors.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Mass, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com